A. M. Castle & Co.
Supplement: Q3 2013 Earnings Conference Call

October 29, 2013

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "goal," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Third Quarter In Review

- **Status of three primary macro data points we monitor:**
  - **PMI:** Average PMI was 56 for Q3'13 compared to 50 for Q2'13 and 50 for Q3'12 (PMI is provided by the Institute for Supply Management)
  - **North American Rig Count:** 2,134 at the end of Q3'13 compared to 1,954 at the end of Q2'13 and 2,207 at the end of Q3'12 (rig count is provided by Baker Hughes)
  - **Aerospace Build Rates:** Build rates and order pipeline remained robust in Q3'13

- **Inventory reduction and restructuring update:**
  - Replacement cost inventory levels reduced by $5 million in Q3'13 and $65 million year-to-date 2013
  - DSI of 177 for year-to-date 2013 compared to 182 for the same period in 2012
  - $1 million of restructuring charges in Q3'13 and $10 million year-to-date 2013 related to the restructuring activity announced in January 2013
  - Four additional facility consolidations to occur in 2013 and 2014 with expected annual cost savings of $8 million to $10 million

Commercial Improvement Strategy

Strategic Objective	Target Completion Date
• Realign sales organization into geographic territories where local teams are accountable for selling all of our products and services	Q4'13
• Reenergize Strategic Account Team to leverage our global locations, maximize value and help our customers profitably grow their business	Q4'13
• Establish clear territory growth expectations supported by tracking metrics to promote sales force ownership of results	Q4'13
• Strengthen marketing department's collaboration with sales enabling us to broaden our scope of customers, products and value added services	Q4'13
• Improve commercial leadership and empower local decision making	Q1'14

Selected Results

SELECTED CONSOLIDATED RESULTS *(Unaudited - $ are in Millions, except per share)*	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013	2012	2013	2012
Net Sales	$ 254	$ 304	$ 820	$ 996
Metals	$ 220	$ 272	$ 718	$ 901
Plastics	$ 34	$ 32	$ 102	$ 95
Gross Material Margins	26%	28%	26%	27%
Operating Expenses	$ 70	$ 76	$ 220	$ 235
Operating Expense Margin	28%	25%	27%	24%
Operating (Loss) Income	$ (3)	$ 10	$ (8)	$ 38
Operating (Loss) Income Margin	(1)%	3%	(1)%	4%
Interest Expense, Net	$ 10	$ 10	$ 30	$ 46
EBITDA [1]	$ 5	$ 20	$ 15	$ 65
EBITDA Margin	2%	7%	2%	7%
Net (Loss) Income, as Reported	$ (7)	$ 3	$ (21)	$ (4)
Net (Loss) Income per diluted share, as Reported	$ (0.30)	$ 0.13	$ (0.92)	$ (0.18)
Adjusted Non-GAAP Net (Loss) Income [2]	$ (7)	$ 2	$ (15)	$ 12
Adjusted Non-GAAP Net (Loss) Income per diluted share [2]	$ (0.30)	$ 0.10	$ (0.63)	$ 0.49

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.

[2] Non-GAAP net (loss) income adjustments relate to unrealized (gains) losses on commodity hedges for all periods, restructuring charges for the 2013 periods and unrealized loss on debt conversion option and CEO transition costs for the nine months ended September 30, 2012. All amounts are net of tax. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS *(Unaudited - $ are in Millions)*	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Cash From (Used in) Operations	$ 66	$ (13)
Cash Paid for CapEx	$ (8)	$ (9)
Avg Days Sales in Inventory	177	182
Avg Receivables Days Outstanding	51	49

SELECTED CONSOLIDATED RESULTS *(Unaudited - $ are in Millions)*	As of September 30, 2013	As of December 31, 2012
Total Debt (net of unamortized discounts) [1]	$ 259	$ 297
Cash and Cash Equivalents	41	22
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 218	$ 275
Stockholders' Equity	319	337
Total Debt plus Stockholders' Equity ("Capital")	$ 578	$ 634
Net Debt to Total Capital	38%	43%

[1] Includes balance of $40.0 million under the revolving credit facilities at December 31, 2012. There were no cash borrowings under the revolving credit facilities as of September 30, 2013.

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net (Loss) Income:	Three Months Ended September 30,		Nine Months Ended September 30,	
($ are in Millions, except per share data) *Unaudited*	2013	2012	2013	2012
Net (Loss) Income, as reported	$ (7)	$ 3	$(21)	$ (4)
Restructuring Charges	1	—	10	—
Unrealized loss on Debt Conversion Option	—	—	—	16
CEO Transition Costs, Net	—	—	—	—
Unrealized Gains on Commodity Hedges	(1)	(1)	—	—
Tax Effect of Adjustments	—	—	(4)	—
Adjusted Non-GAAP Net (Loss) Income	$ (7)	$ 2	$(15)	$ 12
Adjusted Non-GAAP Basic (Loss) Income Per Share	$ (0.30)	$ 0.11	$ (0.63)	$ 0.51
Adjusted Non-GAAP Diluted (Loss) Income Per Share	$ (0.30)	$ 0.10	$ (0.63)	$ 0.49

Non-GAAP Reconciliation

Reconciliation of EBITDA and of Adjusted EBITDA to Net (Loss) Income *($ are in Millions)* *Unaudited*	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net (Loss) Income	$ (7)	$ 3	$ (21)	$ (4)
Depreciation and Amortization Expense	6	6	19	19
Interest Expense, Net	10	10	30	30
Interest Expense – Unrealized Loss on Debt Conversion Option	—	—	—	16
Income Taxes	(4)	1	(13)	4
EBITDA	5	20	15	65
Non-GAAP Net (Loss) Income Adjustments [1]	—	(1)	10	—
Adjusted EBITDA	$ 5	$ 19	$ 25	$ 65

[1] Non-GAAP net (loss) income adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the nine months ended September 30, 2012 and unrealized (gains) losses on commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net (Loss) Income' table.

Non-GAAP Reconciliation

Reconciliation of Operating Expenses excluding Restructuring Charges to Operating Expenses *($ are in Millions)* *Unaudited*	Q3 2013	Q2 2013	Q3 2012
Operating Expenses	$ 70	$ 76	$ 76
Restructuring Charges	(1)	(6)	—
Operating Expenses excluding Restructuring Charges	$ 69	$ 70	$ 76
Operating Expense Margin excluding Restructuring Charges	27%	26%	25%

Thank You

NYSE: CAS